Contacts:	Ben Moreland, CFO Jay Brown, Treasurer Crown Castle International Corp. 713-570-3000

CROWN CASTLE INTERNATIONAL TO ACQUIRE

GLOBAL SIGNAL; CREATES PREMIER TOWER COMPANY

•	Excellent strategic and operational fit with Crown Castle’s existing assets
•	Over 23,500 combined towers, with over 16,000 towers in the top 100 BTA’s
•	Increases the expected growth in revenues and cash flow
•	Near and long-term accretive to recurring cash flow per share

October 6, 2006 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) and Global Signal Inc. (NYSE: GSL) announced that they have entered into a definitive agreement for Crown Castle to acquire Global Signal in a stock and cash transaction valued at approximately $5.8 billion, including debt. The transaction brings together two of the nation’s leading tower companies, with over 24,000 wireless sites. The combined company will have a high-quality portfolio of wireless towers that are well-positioned for expected growth, with 16,240 of its towers in the top 100 BTA’s, the most of any tower company.

“We expect this extraordinary combination of companies with the most towers in the best markets to create significant value for our customers and shareholders,” stated John P. Kelly, Crown Castle’s Chief Executive Officer. “The complementary nature of our US portfolios will result in a high-quality, diversified customer base, with 76% of site rental revenues from the four largest US wireless carriers. Further, we have an experienced management team, which will now be leveraged across a larger portfolio, with proven abilities to excel in this industry. This transaction reflects our continued commitment to undertaking endeavors that we believe will maximize recurring cash flow per share, which we feel is the best way to create and increase shareholder value. We believe this combination enhances our ability to achieve our long-term goal of 20 to 25% annual recurring cash flow per share growth.”

Based on pro forma results for both companies as of June 30, 2006, the combined company will have approximately $16.0 billion in total enterprise value, annualized site rental revenues of $1.2 billion and annualized Adjusted EBITDA(1) of $659 million. Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, based on pro forma annualized results for the second quarter 2006 for the combined company, was $329 million.

Wesley R. Edens, Global Signal’s Chairman added, “This is a merger of best-in-class assets and people. We see enormous opportunity in supporting the technological investments of our tenants as the entire wireless industry continues to serve their own customers better with improved network quality, coverage and capacity. Together, our companies will have the scale, scope and growth prospects to deliver long-term value for our shareholders.”

The merger is expected to generate cost synergies of between $12 million and $15 million annually, which are expected to be realized within 12 months after closing.

“We are excited about bringing together Crown Castle and Global Signal to create a powerful growth platform with a very efficient capital structure,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “The new company will have a cost of debt capital and flexibility that is unrivaled in the tower industry. We believe that this transaction enhances our expected growth rates of revenue, Adjusted EBITDA and recurring cash flow due to the relatively lower occupancy on the Global Signal towers and the significant lease-up potential. Further, we have a proven track record of integrating acquisitions without disrupting the delivery of services to our customers. In addition, in keeping with our capital allocation strategy, we believe this transaction is near and long-term accretive to recurring cash flow per share relative to our stand-alone expectations.”

Following the closing, Crown Castle’s board of directors will consist of all eight outside directors from Crown Castle’s existing board of directors and three outside directors from Global Signal, as well as Mr. Kelly and Mr. Moreland. Three of Global Signal’s current board members, Wesley R. Edens, Robert H. Niehaus and David C. Abrams, are expected to join Crown Castle’s board upon closing. As a result, the Crown Castle board will increase from 10 to 13 members. The corporate headquarters for the combined company will remain in Houston, Texas. Mr. Kelly and Mr. Moreland will remain in their current management roles as Chief Executive Officer and Chief Financial Officer, respectively.

(1)	Inclusive of $12.5 million of annualized expense synergies

TRANSACTION DETAILS

Under the terms of the definitive merger agreement, Global Signal common stockholders will be entitled to convert each share of Global Signal into 1.61 Crown Castle shares or, alternatively, can elect to receive cash in the amount of $55.95 per Global Signal share. The total amount of cash consideration is subject to a cap of $550 million. To the extent that cash elections are made in respect of a number greater than 9.83 million shares, the stock consideration would be adjusted on a pro rata basis so that 9.83 million of Global Signal’s outstanding shares are exchanged for cash.

In connection with the transaction, Global Signal’s three largest shareholders, Fortress Investment Funds, Greenhill Capital Partners, L.P. and Abrams Capital, LLC, have entered into voting agreements in which they have agreed to vote shares representing approximately 40% of Global Signal’s outstanding shares in favor of the Crown Castle transaction.

Crown Castle expects to finance the cash portion of the transaction through its existing Senior Secured Credit Facility, including a funded Revolving Credit Facility in the amount of $250 million and an add-on to Crown Castle’s existing Senior Secured Term Loan of $300 million. Crown Castle will also assume estimated debt of $1.8 billion. At the closing of the acquisition, Crown Castle expects to have total debt of approximately $5.4 billion and net debt of approximately $5.3 billion.

The merger agreement is subject to certain conditions and approvals, including shareholder and regulatory approvals. Upon meeting these conditions and approvals, the merger is expected to close in the first quarter of 2007.

Each of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated acted as financial advisor and Cravath, Swaine & Moore LLP acted as legal advisor to Crown Castle. Each of Goldman Sachs & Co. and Banc of America Securities LLC acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Global Signal, and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal advisor to Fortress Investment Funds.

INVESTOR CONFERENCE CALL DETAILS

Crown Castle and Global Signal have scheduled a conference call for Friday, October 6, 2006 at 10:00 a.m. eastern time to discuss the acquisition announcement. Please dial 800-366-3908 and ask for the Crown Castle and Global Signal call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available through Friday, October 13, 2006 and may be accessed by calling 800-405-2236 using passcode 11073243#. An audio archive will also be available on Crown Castle’s website at www.crowncastle.com and Global Signal’s website at www.gsignal.com after the call and will be accessible for approximately 90 days.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops. Crown Castle offers significant wireless communications coverage to 76 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 11,000 and 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal or to be added to our e-mail distribution list, please visit http://www.gsignal.com.

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, credit (provision) for income taxes, interest expense, amortization of deferred financing costs, interest and other income (expense), depreciation, amortization and accretion, operating stock-based compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).

Adjusted EBITDA and recurring cash flow are presented as additional information because Crown Castle’s management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Crown Castle’s measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Reconciliation of Non-GAAP Financial Measure to Comparable GAAP Financial Measure:

Crown Castle Adjusted EBITDA for the quarter ended June 30, 2006 is computed as follows:

($ in thousands)	For the Three Months Ended June 30, 2006
Net income (loss)	$(13,335)
Income (loss) from discontinued operations, net of tax	—
Minority interests	(4)
Provision for income taxes	507
Interest expense and amortization of deferred financing costs	37,455
Interest and other income (expense)	2,939
Depreciation, amortization and accretion	69,374
Operating stock-based compensation charges	5,380
Asset write-down charges	1,522
Restructuring charges, including stock-based compensation charges	—
Adjusted EBITDA	$103,838

Global Signal defines Adjusted EBITDA as net income (loss) before interest, income tax expense (benefit), depreciation, amortization and accretion, gain or loss on early extinguishment of debt, non-cash stock-based compensation expense, Sprint integration costs, straight-line portion of revenues and expense, gain or loss on sale of properties, gain or loss on derivative instruments and impairment loss on assets held for sale. Adjusted EBITDA is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles, or “GAAP”.

Reconciliation of Non-GAAP Financial Measure to Comparable GAAP Financial Measure:

Global Signal Adjusted EBITDA for the quarter ended June 30, 2006 is computed as follows:

($ in thousands)	For the Three Months Ended June 30, 2006
Net income (loss)	$(16,970)
Depreciation, amortization and accretion	42,648
Interest, net	22,415
Sprint sites integration costs	192
Straight-line portion of revenues	(4,430)
Straight-line portion of expense	8,777
Income tax expense (benefit)	2
Loss on early extinguishment of debt	—
Non-cash stock based compensation expense	4,867
(Gain) loss on sale of properties	74
(Gain) loss on derivative instruments	—
Reported Adjusted EBITDA	$57,575
Adjustment to comparable Adjusted EBITDA measure(1)	(4,347)
Adjusted EBITDA comparable to Crown Castle	$53,228

(1) Crown Castle’s and Global Signal's definitions of Adjusted EBITDA differ with respect to the treatment of the straight-line portions of revenue and expense. The adjustment removes the net difference of straight-line revenue and expense resulting in a comparable Adjusted EBITDA number.

Reconciliation of Non-GAAP Financial Measure to Comparable GAAP Financial Measure:

Pro Forma Annualized Adjusted EBITDA and recurring cash flow for the quarter ended June 30, 2006 are computed as follows:

($ in thousands)	For the Three Months Ended June 30, 2006
Crown Castle Adjusted EBITDA	$103,838
Pro forma Mountain Union Adjusted EBITDA	4,625
Global Signal Adjusted EBITDA	53,228
Pro forma Adjusted EBITDA	$161,691
Annualized	x 4
Pro forma Adjusted EBITDA before synergies	$646,764
Transaction synergies	12,500
Pro forma annualized Adjusted EBITDA	$659,264
Less: Pro forma interest expense(2)	(316,660)
Less: Sustaining capital expenditures(3)	(14,000)
Pro forma recurring cash flow	$328,604

(2) Based on Crown Castle’s and Global Signal’s current outstanding debt balances and additional borrowings of $550 million related to the transaction.

(3) Pro forma sustaining capital expenditures for Crown Castle and Global Signal based on Crown Castle’s 2006 full year outlook.

Other Calculations:

Annualized pro forma site rental revenue for the quarter ending June 30, 2006 is calculated as follows:

($ in thousands)	For the Three Months Ended June 30, 2006
Crown Castle site rental revenue	$169,160
Global Signal site rental revenue	122,467
Pro forma Mountain Union site rental revenue	6,530
Pro forma site rental revenue	$298,157
Annualized	x 4
Annualized pro forma site rental revenue	$1,192,628

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on the current expectations of Crown Castle’s and Global Signal’s management. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the contemplated Crown Castle and Global Signal merger, (ii) the timing and closing of the Crown Castle and Global Signal merger, (iii) the financing of the Crown Castle and Global Signal merger, (iv) the benefits of the Crown Castle and Global Signal merger, including strategic and operational benefits, expected growth, customer and shareholder value, synergy gains (and the timing of such synergy gains), leasing potential and (v) the impact of the Crown Castle and Global Signal merger on leasing opportunities, revenue, recurring cash flow (including recurring cash flow per share), Adjusted EBITDA, our customer base, total assets, capital structure, debt level, cost of debt and financial results.

There are a number of important factors that could cause actual results or events to differ materially from those indicated by the forward-looking statements contained in this press release, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Crown Castle and Global Signal shareholders to approve the transaction; the ability of Crown Castle to successfully integrate Global Signal’s operations and employees;

the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers and employees; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Crown Castle’s and Global Signal’s filings with the Securities and Exchange Commission (“SEC”), including each company's Annual Report on Form 10-K for the year ended December 31, 2005, which are available at the SEC’s website at http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and Crown Castle and Global Signal disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction, Crown Castle plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. INVESTORS AND SECURITY HOLDERS OF CROWN CASTLE AND GLOBAL SIGNAL ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CROWN CASTLE, GLOBAL SIGNAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final Joint Proxy Statement/Prospectus will be mailed to stockholders of Crown Castle and Global Signal. Investors and security holders of Crown Castle and Global Signal will be able to obtain copies of the Registration Statement and the Joint Proxy Statement/Prospectus, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Crown Castle and Global Signal, without charge, at the SEC’s website at http://www.sec.gov. These documents may also be obtained for free from Crown Castle by directing a request to Crown Castle International Corp., Investor Relations, 510 Bering Drive, Suite 600, Houston, TX 77057 or for free from Global Signal by directing a request to Global Signal, Inc. at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232-6427, Attention: Secretary.

Participants in Solicitation

Neither Crown Castle nor Global Signal is currently engaged in a solicitation of proxies from the security holders of Crown Castle or Global Signal in connection with the proposed transaction.  If a proxy solicitation commences, Crown Castle, Global Signal and their respective directors and executive officers and other members of management may be deemed to be participants in such solicitation. Information regarding Crown Castle’s directors and executive officers is available in Crown Castle’s Annual Report on Form 10-K for the year ended December 31, 2005, and the proxy statement, dated April 11, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Information regarding Global Signal’s directors and executive officers is available in Global Signal’s Annual Report on Form 10-K for the year ended December 31, 2005 and the proxy statement, dated April 12, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Additional information regarding the interests of such directors and executive officers will be included in the Registration Statement containing the Joint Proxy Statement/Prospectus to be filed with the SEC.